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                                                                    Exhibit 1(g)

                            ARTICLES SUPPLEMENTARY
                                       OF
                            M.S.D. & T. FUNDS, INC.


          M.S.D. & T. FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Five Hundred Million (500,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class E - Special Series 1 Common Stock, of the par value of One Mill ($.001) per share, and Five Hundred Million (500,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class F -Special Series 1 Common Stock, of the par value of One Mill ($.001) per share, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on April 24, 1995:

          RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section 6.4 of the Corporation's Articles of Incorporation, the Board hereby classifies 1,000,000,000 of the Corporation's unclassified authorized shares as follows: 500,000,000 as Class E - Special Series 1, and 500,000,000 as Class F -Special Series 1 Common Stock (with an aggregate par value of One Million Dollars ($1,000,000));

          FURTHER RESOLVED, that shares of Class E - Special Series 1 and Class F - Special Series 1 Common Stock shall represent interests in the AFBA retail series of the Value Equity and Intermediate Fixed Income Funds, respectively;

          FURTHER RESOLVED, that each share of Class E - Special Series 1 and Class F - Special Series 1 Common Stock shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

          1.  Assets Belonging to a Class.  All consideration received by the
              ---------------------------
     Corporation for the issue and sale of shares of such Class E - Special Series 1 and Class F - Special
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     Series 1 Common Stock shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter classified as shares of Class E or Class F, respectively, Common Stock (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to Class E and Class E -Special Series 1 shares or Class F and Class F - Special Series 1 shares, respectively, or such other shares by the Board of Directors in accordance with the Corporation's Charter. All income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated among shares of Class E and Class E - Special Series 1 or Class F and Class F - Special Series 1, respectively, and all other shares now or hereafter designated as Class E or F Common Stock, respectively (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), in proportion to their respective net asset values.

          2.  Liabilities Belonging to a Class.  All the liabilities (including
              --------------------------------
     expenses) of the Corporation in respect of shares of Class E and Class E - Special Series 1 or Class F and Class F - Special Series 1, respectively, and all other shares now or hereafter designated as Class E or F Common Stock, respectively, and in respect of any general liabilities (including expenses) of the Corporation allocated to shares of Class E and Class E - Special Series 1 or Class F and Class F - Special Series 1 or such other shares by the Board of Directors in accordance with the Corporation's Charter shall be allocated among shares of Class E and Class E - Special Series 1 or Class F and Class F - Special Series 1, respectively, and such other shares, respectively (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), in proportion to their respective net asset values:

          a. If in the future the Board of Directors determines to enter into agreements which provide for services

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          only for shares of Class E or Class E - Special Series 1, or Class F or Class F - Special Series 1, and to allocate any related expenses to the extent that may be from time to time determined by the Board of
          Directors:

                    (1) only the shares of Class E or F Common Stock,
               respectively, shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares, and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by shares of Class E or F Common Stock, respectively;

                    (2) only the shares of Class E - Special Series 1 and Class F - Special Series 1, respectively, Common Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such shares; and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by shares of Class E - Special Series 1 or Class F - Special Series 1, respectively;

                    (3) No shares of Class E or F Common Stock shall bear the expenses and liabilities described in subparagraph (2) above; and

                    (4) No shares of Class E - Special Series 1 and Class F - Special Series 1 Common Stock shall bear the expenses and liabilities described in subparagraph (1) above.


     3.  Preferences, Conversion and Other Rights, Voting Powers, Restrictions,
         ----------------------------------------------------------------------
     Limitations as to Dividends, Qualifications, and Terms and Conditions of
     ------------------------------------------------------------------------
     Redemption.  Except as provided hereby, each share of Class E - Special
     ----------
     Series 1 and Class F - Special Series 1 shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption applicable to all

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     other shares of Common Stock as set forth in the Charter and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class E or F Common Stock, respectively (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

          a. (i) on any matter that pertains to the agreements or expenses and liabilities described under Section 2, clause a. (1) above (or to any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Corporation, only the shares of Class E or F Common Stock (excluding the other shares classified as a series of such Class other than Class E or F Common Stock, respectively) shall be entitled to vote, except that if said matter affects shares of capital stock in the Corporation other than shares of Class E or F Common Stock, such other affected shares of capital stock in the Corporation shall also be entitled to vote, and in such case, shares of Class E or F Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if any matter submitted to a vote of shareholders does not affect the shares of Class E or F Common Stock, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock in the Corporation other than said shares of Class E or F Common Stock; and

          b. (i) on any matter that pertains to the agreements or expenses and liabilities described in Section 2, clause a. (2) above (or to any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class E - Special Series 1 or Class F - Special Series 1, respectively (excluding shares designated as a series of such Class other than Class E - Special Series 1 or Class F - Special Series 1, respectively) shall be entitled to vote, except that if said matter affects shares of capital stock of the Corporation other than shares of Class E - Special Series 1 or Class F -Special Series 1, respectively, such other affected shares of capital stock of the Corporation shall also be entitled to vote, and in such case shares of Class E

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          - Special Series 1 or Class F - Special Series 1, respectively shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if any matter submitted to a vote of shareholders does not affect shares of Class E -Special Series 1 or Class F - Special Series 1, respectively, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of holders of shares of capital stock of the Corporation other than said shares of Class E - Special Series 1 or Class F - Special Series 1, respectively.

          SECOND: The shares of Common Stock of the Corporation classified pursuant to the resolutions set forth herein have been classified by the Corporation's Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

          THIRD: The total number of shares of capital stock which the Corporation is presently authorized to issue remains Ten Billion (10,000,000,000) shares of Common Stock, of which Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each are Class A Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each are Class B Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class C Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class D Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class E Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class E - Special Series 1 Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class F Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class F - Special Series 1 Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class G Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class H Common Stock; and Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class I Common Stock. The aggregate par value of all Common Stock having par value is unchanged at Ten Million Dollars ($10,000,000).

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

          The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is Four Billion Two Hundred Million (4,200,000,000) shares of capital stock of the par value of One Mill ($0.001) and of the aggregate par value of Four Million Two Hundred Thousand Dollars ($4,200,000).

          IN WITNESS WHEREOF, M.S.D. & T. FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of this 22nd day of November, 1995


[CORPORATE SEAL]              M.S.D. & T. FUNDS, INC.


                              By:/s/ Leslie B. Disharoon
                                 ----------------------------
                                 Leslie B. Disharoon
                                 President

Attest:


/s/ W. Bruce McConnel, III
---------------------------
W. Bruce McConnel, III
Secretary

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                                  CERTIFICATE
                                  -----------


          THE UNDERSIGNED, President of M.S.D. & T. FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                 /s/ Leslie B. Disharoon
                                 ---------------------------
Dated as of November 22, 1995       Leslie B. Disharoon
                                    President

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